Exhibit 3.5
                            RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                       HEALTHCARE USA INC.

          The undersigned, for the purposes of restating the Certificate of Incorporation of Healthcare USA Inc. (originally incorporated under the name Great Western Hospital Corp.), originally filed with the Secretary of State of the State of Delaware on January 5, 1981, do execute this Restated Certificate of Incorporation pursuant to Sections 245 of the Delaware General Corporation Law of the State of Delaware ("General Corporation Law") and do hereby certify as follows:

          FIRST:      The name of  the  Corporation is HEALTHCARE
USA INC.

          SECOND: Its registered office in the State of Delaware is located at 306 South State Street in the City of Dover, County of Kent. The name and address of its registered agent is United States Corporation Company, 306 South State Street, Dover, Delaware 19901.

          THIRD:      The  nature  of  the  business  or  objects
purposes to be transacted, promoted or carried on are:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Twenty-six Million (26,000,000), Twenty-five Million (25,000,000) of which shall be shares of Common Stock of the par value of One Cent ($0.01) each, and One Million (1,000,000) of which shall be shares of Preferred Stock of the par value of One Dollar ($1.00) each.

          The  designations,  powers,  preferences  and  relative
participating,  optional  or   other   special  rights,  and  the
qualifications, limitations or restrictions thereof, of the shares of each class are as follows:

                         PREFERRED STOCK

          The Preferred Stock shall be of the par value of One Dollar ($1.00) per share and may be issued from time to time in one or more series, each of such series to have such voting powers, designations, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions, providing for the issuance of such series, adopted by the Board of Directors is hereby expressly empowered, subject to the provisions of this ARTICLE FOURTH, to provide for the issuance of the Preferred Stock from time to time in series and to fix by resolution or resolutions providing for the issuance of such series:

          (a) The number of shares to constitute such series and the designation thereof;

          (b) The voting rights, full or limited, if any, to which holders of shares of any series of Preferred Stock my be entitled;

          (c) The dividend rate of the shares of such series, and whether or not such dividends shall be cumulative;

          (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the redemption price and the terms and conditions thereof;

          (e) The amount, if any, which the shares of any such series shall be entitled to receive, before any distribution or payment shall be made to holders of the Common Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntarily, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders;

          (f) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares and, if such funds are established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class of stock of the Corporation and, if convertible, the conversion price or prices or rate or rates of conversion or exchange and terms of adjustments, if any, upon such conditions as shall be stated in said resolution or resolutions; and

          (h) Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

                          COMMON STOCK

          The Common Stock shall have a par value of One Cent ($0.01) per share. Upon any liquidation, dissolution or winding up of the Corporation, and after payment, if required, shall have been made in full to the holders of any share of Preferred Stock which may be issued and outstanding, pursuant to the terms upon which such Preferred Stock was issued, the holders of the Common Stock shall be entitled to share pro rata in the distribution of any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock shall not be entitled to share therein. Subject to any rights of the Preferred Stock, dividends may be paid upon the Common Stock, as and when declared by the Board of Directors, out of any funds or assets legally available therefor.

          FIFTH:      In furtherance and not in limitation of the
powers conferred by statute, the Board of Directors is expressly authorized;

          To  make,  alter   or   repeal   the   By-Laws  of  the
Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a Stockholders' meeting, duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

          SIXTH: Meetings of Stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the

State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or of the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH: 1. In addition to whatever stockholder vote may be required by law, the affirmative vote or consent of the holders of fifty-one percent (51%) of all shares (as defined in subparagraph 2(c) of this ARTICLE NINTH) of stock of the Corporation [but without considering as outstanding and not counting the vote of any shares owned beneficially, directly or indirectly, by any other entity (as defined in subparagraph 2(a) of this ARTICLE NINTH)], entitled to vote in elections of directors, considered for the purposes of this ARTICLE NINTH as one class, shall be required for the adoption or authorization of:

          (A) a business combination (as defined in subparagraphs 2(d)(i), 2(d)(ii) and 2(d)(iii) of this ARTICLE NINTH) with such other entity if, (i) as of the record date for the determination of Stockholders entitled to notice thereof and to vote thereon or consent thereto, or (ii) immediately prior thereto, such other entity is;

          (B) a business combination (as defined in subparagraph 2(d)(iv) of this ARTICLE NINTH) if (i) on the record date for determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, or (ii) immediately prior thereto, such other entity is:

the beneficial owner (as defined in subparagraph 2(b) of this ARTICLE NINTH), directly or indirectly, of twenty-five percent (25%) or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purpose of this ARTICLE NINTH as one class; provided that such fifty-one percent (51%) voting requirement shall not be applicable if:
               (a)  The cash or fair market value of other
   consideration to be received per share by common

   Stockholders  of  the   Corporation  in  such  business
   combination is at  least  an  amount  equal to that sum
   which bears the same or greater percentage relationship
   to the market price  of  the Corporation's Common Stock
   immediately prior to the  announcement of such business
   combination as the  highest  per share price (including
   brokerage commissions, dealer manager and/or soliciting
   dealers' fees) which such  other entity has theretofore
   paid for any of the  shares of the Corporation's Common
   Stock already owned by it  bears to the market price of
   the Common Stock  of  the Corporation immediately prior
   to (i) the announcement  of  an  intention by the other
   entity to acquire  shares  of  the Corporation's Common
   Stock, or (ii) the  commencement  of acquisition of the
   Corporation's  Common  Stock   by  such  other  entity,
   whichever occurs first;

               (b)  The cash or fair market value of other
   consideration  to  be  received  per  share  by  Common
   Stockholders  of  the   Corporation  in  such  business
   combination (i) is not less  than the highest per share
   price (including brokerage  commissions, dealer manager
   and/or soliciting  dealers'  fees)  paid  by such other
   entity  in  acquiring  any   of  its  holdings  of  the
   Corporation's Common Stock, and  (ii)  is not less than
   the aggregate earnings per share of Common Stock of the
   Corporation  for  the   four  full  consecutive  fiscal
   quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then average price earnings multiple
   (if any) of such other entity for the twenty trading days immediately prior to said record date as reported in The Wall Street Journal, or if not so reported, then as would be customarily computed and reported in the financial community;

               (c)  After such other entity has acquired a
   twenty-five percent (25%) or greater interest and prior
   to the consummation  of  such business combination, (i)
   such other entity shall have taken steps to ensure that
   the Corporation's Board  of  Directors  included at all
   times  representation  by  continuing  director(s)  (as
   defined in  subparagraph  2(e)  of  this ARTICLE NINTH)
   proportionate to the stockholdings of the Corporation's
   public common  Stockholders  not  affiliated  with such
   other entity (with a  continuing director to occupy any
   resulting fractional board  position); (ii) there shall
   have been no reduction in the rate of dividends payable
   on the Corporation's  Common  Stock  except as may have
   been  approved  by  the   unanimous  vote  of  all  the
   directors;  (iii)  such  other  entity  shall  not have
   acquired any newly issued  shares of stock, directly or
   indirectly,   from   the   Corporation   (except   upon
   conversion of convertible securities acquired by it prior to obtaining a twenty-five percent (25%) or greater interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional shares of the Corporation's outstanding Common Stock except as a part of the transaction which results in such other entity acquiring its twenty-five percent (25%) or greater interest;

               (d)  Such other  entity  shall not have (i)
   received the  benefit,  directly  or indirectly (except
   proportionately  as  a   stockholder),  of  any  loans,
   advances,  guarantees,   pledges   or  other  financial
   assistance or tax credits  provided by the Corporation,
   or (ii)  made  any  major  change  in the Corporation's
   business  or  equity   capital  structure  without  the
   unanimous approval of all the directors, in either case prior to the consummation of such business combination;
   and

               (e)  A  proxy  statement  responsive to the
   requirements of  the  Securities  Exchange  Act of 1934
   shall  be  mailed   to   public   Stockholders  of  the
   Corporation for the  purpose  of soliciting Stockholder
   approval of such business combination and shall contain
   in the  forepart  thereof,  in  a  prominent place, any
   recommendations   as    to    the    advisability   (or
   inadvisability) of the  business  combination which the
   continuing directors, or  any  of  them,  may choose to
   state and, if  deemed  advisable  by  a majority of the
   continuing  directors,  an   opinion   of  a  reputable
   investment banking firm as to the fairness (or lack thereof) of the terms of such business combination from the point of view of the remaining public Stockholders of the Corporation and the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

         The provisions of this ARTICLE NINTH shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors considered for the purposes of this ARTICLE NINTH as one class, notwithstanding the fact that such other entity has reduced its stockholdings below twenty-five percent (25%) of (i) as of the record date for the determination of stockholders entitled to notice of and to vote on or consent to the business combinations, or (ii) immediately prior to such business combination, such other entity is an "affiliate" of the Corporation (as defined in subparagraph 2(a) of this ARTICLE NINTH).

         2.    As used in this ARTICLE NINTH:

               (a)   the term  "other  entity"  shall include any
corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined in this subparagraph 2(a)) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is an "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 30, 1980, together with the successors and assigns of such persons which acquired, directly or indirectly, shares of the Corporation's Common Stock in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933;

               (b) the other entity (as defined in subparagraph 2(a) of this ARTICLE NINTH) shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;

               (c) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;

               (d)   the   term   "business   combination"  shall
include:

                     (i)   any  merger  or  consolidation  of the
Corporation with or into any other entity;

                     (ii)  any sale or lease or exchange or other
disposition  (in  one   transaction   or   a  series  of  related
transactions) of all or substantially all of the assets of the Corporation;

                     (iii) any sale or lease or exchange or other
disposition  (in  one   transaction   or   a  series  of  related
transactions) to the Corporation or any subsidiary of the Corporation of any assets (except assets having an aggregate fair market value of less than $1,000,000) in exchange for voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) of the Corporation or any subsidiary of the Corporation; or

                     (iv)  any  reclassification  of  securities,
recapitalization or other transaction designed to decrease the number of holders of the Corporation's voting securities;

               (e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the public Stockholders prior to the time that such other entity acquired in excess of ten percent (10%) of the stock of the Corporation entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors;

               (f) for purposes of subparagraphs 1(a) and 1(b) of this ARTICLE NINTH, the term "fair market value or other consideration shall be as determined in good faith by the Board of Directors of the Corporation and concurred in by a majority of continuing directors; and

               (g) for the purpose of subparagraphs 1(a) and 1(b) of this ARTICLE NINTH the term "other consideration to be received" shall include Common Stock of the Corporation retained by its existing public stockholders in the event of a business combination with such other entity in which the Corporation is the surviving corporation.

         3. A majority of the continuing directors shall have the power and duty to determine for the purposes of this ARTICLE NINTH, on the basis of information known to them, whether (a) such other entity beneficially owns twenty-five percent (25%) or more of the outstanding shares of stock of the Corporation entitled to vote in election of directors, (b) the other entity (as defined in subparagraph 2(a) of this ARTICLE NINTH) is an "affiliate" or "associate" (as defined in subparagraph 2(a) of this ARTICLE NINTH) of another entity, (c) the other entity (as defined in subparagraph 2(a) of this ARTICLE NINTH) has an agreement, arrangement or understanding with another entity, or
(d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000.

         4. Nothing contained in this ARTICLE NINTH shall be construed to relieve the other entity (as defined in subparagraph
2(a) of this ARTICLE NINTH) from any fiduciary obligation imposed by law.

         5. Notwithstanding any other provision of the Certificate of Incorporation of this Corporation, no amendment to the Certificate of Incorporation of this corporation shall amend, alter, change or repeal any of the provisions of this ARTICLE NINTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of fifty-one percent (51%) of all outstanding shares of stock of the Corporation [but without considering as outstanding and not counting the vote of shares owned beneficially, directly or indirectly, by any other entity (as defined in subparagraph 2(a) of this ARTICLE NINTH)] entitled to vote in election of directors, considered for the purposes of this paragraph of this ARTICLE NINTH as one class; provided that this paragraph of this ARTICLE NINTH shall not apply to, and such fifty-one percent (51%) vote or consent shall not be required for, any amendment, alteration, change or repeal unanimously recommended to the Stockholders by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of subparagraph 2(e) of this ARTICLE NINTH.

         TENTH: Special meetings of the Stockholders may be called by a majority of the members of the Board of Directors, or by the persons who hold not less than thirty percent (30%) of the outstanding shares of any class of stock of the Corporation and entitled to vote on any proposal to be submitted at said special meeting.

         ELEVENTH: (a) The number of directors of the Corporation shall be the number fixed by, or in the manner provided in, the By-Laws. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. At the first annual meeting of Stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of Stockholders after the first meeting, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting, except that any director elected to a directorship newly created since the last annual meeting shall hold office for the same term as the other directors of the class to which such director has been assigned. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, so as to make all classes as nearly equal in number as may be possible. To the extent of any inequality within the limits of the foregoing, the class or classes caused to have the greatest or greater number of directorships shall be the class or classes then having the last date or the later dates for the expiration of its or their terms. Any vacancy occurring among the directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred; (b) directors shall be subject to removal only for cause; and (c) directors need not be elected by written ballot unless otherwise provided in the By-Laws.

         The affirmative vote  of  the  holders of the two-thirds
(2/3) of the outstanding shares of any class of stock of the

Corporation entitled to vote in the election of directors shall be required to amend this ARTICLE ELEVENTH.

         IN WITNESS WHEREOF, the undersigned hereby certify that this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245 of the General Corporation Law; hereby certify that this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of this Restated certificate of Incorporation; and hereby execute and acknowledge the foregoing Restated Certificate of Incorporation on this 10th day of July, 1985.



                             /s/ Harlan W. Loomas
                           Harlan W. Loomas,
                           Chief Executive Officer


ATTEST:


  /s/  Charles S. Fiedler
Charles S. Fiedler,
Assistant Secretary

                    CERTIFICATE OF MERGER OF

                      MHP ACQUISITION CORP.

                              INTO

                       HEALTHCARE USA INC.


         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:


         FIRST: That the name of the state of Incorporation of each of the constituent corporations of the merger is as follows:

        Name                 State of Incorporation

        HealthCare USA Inc.         Delaware

        MHP Acquisition Corp.       Delaware

        SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

        THIRD:     That the name of  the surviving corporation of
the merger is HealthCare USA Inc.

        FOURTH:    The Restated  Certificate  of Incorporation of
the surviving corporation, with such amendments as are effected by the merger, shall be as follows:

                   FIRST:    The  name  of   the  corporation  is
        HealthCare USA Inc.

                   SECOND: The address of the registered office of the corporation in the State of Delaware is 410 South State Street, in the City of Dover, County of Kent. The name of the registered agent of the corporation at such address is Incorporating Services, Ltd.

                   THIRD:    The purpose of the corporation is to
        engage  in  any   lawful   act   or  activity  for  which
        corporations  may   be   organized   under   the  General
        Corporation Law of the State of Delaware.

                   FOURTH:   The total number  of shares of stock
        which the corporation is authorized to issue is one hundred thousand (100,000) shares of common stock, having a par value of one cent ($0.01) per share.

                   FIFTH:    The  business  and  affairs  of  the
        corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by laws of the Corporation.

                   SIXTH:    In furtherance and not in limitation
        of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws.

                   SEVENTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All Rights herein conferred are granted subject to this reservation.

         FIFTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 701 South Parker Street, Suite 6000, Orange, California 92660.

         SIXTH:      That a copy  of  the  plan  and agreement of
merger will be furnished by the surviving corporation, on request
and  without  cost   to   any   stockholder  of  any  constituent
corporation.

         SEVENTH:    The effective time ("Effective Time") of the
merger shall be 12.01 A.M.  Eastern  Daylight Time, on October 1,
1986.

         IN WITNESS WHEREOF, the undersigned, being the President
and  Secretary  of   HealthCare   USA   Inc.,  have  caused  this
Certificate of Merger to be executed this 30th day of September, 1986.


                                 HEALTHCARE USA INC.

                                 BY   /s/ Ernest Park
                                    President


ATTEST:

By:  /s/  Charles S. Fiedler
   Secretary

            CERTIFICATE OF CHANGE OF REGISTERED AGENT
                               AND
                        REGISTERED OFFICE
                            * * * * *


         HEALTHCARE  USA  INC.,   a   corporation  organized  and

existing under and by  virtue  of  the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         The present registered agent of the corporation is

Incorporating Services. Ltd. and the present registered office of the corporation is in the county of Kent.

         The Board of Directors of HEALTHCARE USA INC.

adopted the following resolution on the 1st day of October, 1986.

         Resolved, that the registered office of HEALTHCARE USA INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.


         IN WITNESS WHEREOF:    HEALTHCARE  USA  INC.  has caused

this statement to be signed  by  Bruce Pollack, its President and attested by Alan  Bloom,  its  Secretary  this  13th day of July,

1987.

                                  By:  /s/  Bruce Pollack

                                     Bruce Pollack, President

ATTEST:

By:  /s/  Alan Bloom

   Alan Bloom, Secretary

                      CERTIFICATE OF MERGER
                             MERGING
                   MAXICARE HEALTH PLANS, INC.
                          WITH AND INTO
                       HEALTHCARE USA INC.
                (Pursuant to Sections 252 and 303
                 of the General Corporation Law
                   of the State of Delaware.)



         The  undersigned  corporation,  organized  and  existing

under and by virtue of  the  General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:      That the name and  state of incorporation of

each of the constituent corporations of the merger is as follows:

         Names                          States of Incorporation

         MAXICARE HEALTH PLANS, INC.    California

         HEALTHCARE USA INC.            Delaware

         SECOND:     An Agreement  and  Plan  of  Merger has been

approved, adopted, certified,  executed  and acknowledged by each

of  the   constituent   corporations   in   accordance  with  the

requirements of Sections 252  and  303 of the General Corporation

Law of the State of Delaware.

         THIRD:      Provision  for  the   merger  of  the  above

referenced corporations is contained in  an order date August 31,

1990 of  the  United  States  Bankruptcy  Court  for  the Central

District of California in In  re Family Health Services, Inc., et

al., Case Nos. SA 89-01549 JW, SA 89-01550 JW through SA 89-01594

JW, SA 89-02535 JW and SA 89-02536 JW.

         FOURTH:     The name  of  the  surviving  corporation is

Healthcare USA Inc.

         FIFTH:      Upon  the  merger  becoming  effective,  the

Restated Certificate of Incorporation of Healthcare USA Inc., the

surviving corporation, shall be  amended  in its entirety to read as set forth in Exhibit A.

         SIXTH:      The executed Agreement and Plan of Merger is

on file at  the  principal  place  of  business  of the surviving corporation.  The address of  the  principal place of business of the surviving corporation  is  5250  West  Century Boulevard, Los

Angeles, California 90045.

         SEVENTH:    A copy of the executed Agreement and Plan of

Merger will be furnished by  the surviving corporation on request

and  without  cost   to   any   shareholder  of  any  constituent

corporation.



                              HEALTHCARE USA INC.




                              By:  /s/ Robert S. Amador
                                 Robert S. Amador
                                 President


Attest:




By:   /s/ Alan D. Bloom
    Alan D. Bloom
    Secretary

               EXHIBIT A

                            RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                       HEALTHCARE USA INC.

         HealthCare  USA  Inc.,   a   corporation  organized  and
existing under the laws of the State of Delaware hereby certifies as follows:

         1. The name of the corporation is HealthCare USA Inc. (the "Corporation"). The Corporation was originally incorporated under the name of Greatwest Hospitals, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 5, 1981.

         2.    This   Restated   Certificate   of   Incorporation
restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation by:
         Amending Article FIRST;
         Amending Article SECOND;
         Amending Article THIRD;
         Amending Article FOURTH;
         Deleting Article FIFTH and adding a new Article FIFTH; Deleting Article SIXTH and adding a new Article SIXTH; Deleting Article SEVENTH and adding a new Article SEVENTH;
         Deleting Article EIGHTH and adding a new Article EIGHTH; Deleting Article NINTH and adding a new Article NINTH; Deleting Article TENTH and adding a new Article TENTH; and
         Deleting Article ELEVENTH and adding a new Article
         ELEVENTH.

         3.    The   text   of   the   Restated   Certificate  of
Incorporation as heretofore amended or supplemented is hereby and further amended and restated to read in its entirety as follows:


         FIRST:    Name.     The  name  of   the  Corporation  is

Maxicare Health Plans, Inc.



         SECOND:   Registered Office.        The  address  of the

Corporation's registered office in the  State of Delaware is 1209

Orange Street Corporation Trust Center in the City of Wilmington,

  County  of  New  Castle,  Delaware  19801.    The  name  of its


registered  agent  at  such  address  is  The  Corporation  Trust

Company.



         THIRD:    Purpose.    The  purpose of the Corporation is

to engage in any  lawful  act  or activity for which corporations may be organized under the  General  Corporation Law of the State of Delaware (the "GCL").



         FOURTH:   Capital Stock.



             A.    Authorized Capital Stock.     The total number

of shares of all classes  of  capital stock which the Corporation

shall  have  the   authority   to   issue   is  Eighteen  Million

(18,000,000) shares with a  par  value  of  $0.01 per share.  All such shares are of one class  and are shares of Common Stock (the

"Common Stock").



             B.    Voting Rights.      Each  holder  of shares of

Common Stock shall be  entitled  to  one  vote in respect of each share of such stock held by him or her of record.



             C.    Non-voting Capital Stock.     This Corporation

shall not authorize or issue any non-voting capital stock.



         FIFTH:    Board of Directors.



             A.    Number of Directors.   The number of directors

which shall constitute the board of directors of the Corporation

 (the "Board") shall be  fixed  in  accordance with the Bylaws of the Corporation.



             B.    Classification of Board.



                   (i)       The  Board  shall  be  divided  into

three classes, Class I, Class II and Class III.  Each class shall have as nearly equal in number of directors as possible, with the term of office of the directors  of one class expiring each year;

provided however, that the directors initially serving to Class I shall serve a term ending on  the date of the annual meeting next following the  end  of  the  calendar  year  1991,  the directors initially serving in Class II  shall  serve  a term ending on the date of the second annual  meeting  next following the end of the calendar year 1991, and the  directors initially serving in Class

III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1991.  Except as specified in  Section  C  of  this  Article FIFTH, below, each director shall serve for a term  ending  on the date of the third annual meeting following the annual meeting at which the class of directors  of  which  such  director  is  a  member  was elected.

Election of directors need  not  be  by written ballot unless the

Bylaws of the Corporation shall otherwise provide.



                   (ii)      Upon any  change  in  the authorized

number of directors, the Board  shall apportion any newly created directorships to, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the


number of directors in each  class.   If consistent with the rule

that the three classes of  directors  shall be as nearly equal in number of directors as possible, the Board shall allocate any new directorships to the available class  whose term of office is due to expire at the earliest date following such allocation.



                   (iii)     Notwithstanding  any   provision  of

this Section B of this  Article  FIFTH, each director shall serve

for  a  term  continuing   until   the   annual  meeting  of  the

stockholders at which  the  term  of  the  class  to which he was elected expires and until his  successor is elected and qualified or until his earlier death, resignation or removal.



             C.    Vacancies on Board.    Any vacancies occurring

in the Board for any  reason, and any newly created directorships resulting from any increase  in  the  number of directors, may be filled by the Board, acting  by  a majority of the directors then in office, although less  than  a  quorum or by the stockholders,

and any director  so  chosen  shall  hold  office  until the next election of the class  for  which  such  director shall have been chosen and until his successor shall be elected and qualified.



             D.    Removal of  Directors.      A  director may be

removed by the holders of a  majority of the shares then entitled to vote at an election of  directors, but only for cause.  Except as may otherwise be provided by law, such cause for removal shall exist only if the director has been (i) convicted of a felony by a court  of  competent  jurisdiction  and  such  conviction is no longer subject to  direct  appeal,  (ii)  adjudged  by a court of competent jurisdiction  to  be  liable  for  gross  negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial  importance  to  the  Corporation, and such adjudication is no  longer  subject  to  direct  appeal, or (iii)

adjudged  by  a  court   of   competent  jurisdiction  to  be  an

incompetent, with the appointment of a guardian to administer the director's affairs, and such adjudication is no longer subject to direct appeal.



         SIXTH:    Amendment of Bylaws.    The Board is expressly

authorized  to  adopt,  amend   or   repeal  the  Bylaws  of  the

Corporation.



         SEVENTH:  Elimination of Certain Liability of Directors.

A director  of  this  Corporation  shall  not  be  liable to this

Corporation or its stockholders  for  monetary damages for breach of fiduciary duty as a  director, to the fullest extent permitted by Section 102(b) of the GCL as  it currently exists or as it may hereafter be amended.  No amendment to, or modification or repeal of, this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or  with  respect  to  acts  or  omissions  of  such director occurring prior to such amendment, modification or repeal.

         EIGHTH:   Indemnification   and   Insurance.         The

Corporation shall  indemnify  its  directors, officers, employees and agents in  accordance  with  the  provisions  of this Article

EIGHTH.



             A.    Right to  Indemnification.     The Corporation

shall indemnify, to the fullest extent now or hereafter permitted under the GCL, any person who was  or is a party or is threatened to be  made  a  party  to  any  threatened,  pending or completed

action,   suit   or    proceeding,   whether   civil,   criminal,

administrative or investigative,  including  an action brought by or in the right of the Corporation, by reason of the fact that on or after March 16, 1989, he or she is or was a director, officer,

employee or agent of the Corporation (or was a director, officer,

employee or agent of  Maxicare  Health  Plans, Inc., a California corporation  ("MHP"),  prior  to  the  merger  of  MHP  into  the

Corporation),  or  is  or  was  serving  at  the  request  of the

Corporation or MHP as a  director,  officer, employee or agent of another corporation, partnership,  joint  venture, trust or other enterprise.  Notwithstanding  anything  to the contrary contained herein and except as  otherwise  provided by law, the Corporation may, but shall have  no  obligation  to, indemnify any present or former director, officer, employee or agent of the Corporation or

MHP in accordance with this  Article  EIGHTH for any action, suit or preceding which arose or may arise out of or in connection with such individual's acts or failure to act which occurred prior to March 15, 1989.



             B.    Authorization.    Except as otherwise provided

by law,  any  indemnification  under  Section  A  of this Article

EIGHTH    (unless  ordered  by  a  court)  shall  be  made by the

Corporation only  as  authorized  in  the  specific  case  and in accordance with the provisions of Section 145 of the GCL.



             C.    Expenses.      Expenses  (including  attorneys

fees)  incurred by an  officer  or director in defending a civil,

criminal,  administrative  or   investigative   action,  suit  or

proceeding for which indemnification  may be provided pursuant to

Section A of this  Article  EIGHTH  above  shall, so long as such officer or director is serving in  such capacity at the time such action, suit or proceeding is brought, be paid by the Corporation in advance of  the  final  disposition  of  such  action, suit or proceeding upon receipt of an undertaking  by or on behalf of the officer or director to repay  such  amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE EIGHTH.



             D.    Nonexclusivity.      The  indemnification  and

advancement of expenses provided by, or granted pursuant to, this

Article EIGHTH shall not be  deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute, court decision, insurance policy or otherwise,  now  or  hereafter  in  effect,  both as to action in  a  person's  official  capacity  and  as  to action in another capacity while holding office, and shall continue as to a person who has  ceased  to  be  a  director, officer, employee or agent and shall inure to the  benefit of the heirs, executors and administrators of such a person.



             E.    Insurance.  The  Corporation  may purchase and

maintain insurance on  behalf  of  any  person  who  is  or was a director, officer, employee or agent of the Corporation, or is or was serving at  the  request  of  the  Corporation as a director,

officer, employee or  agent  of another corporation, partnership,

joint venture, trust or  other  enterprise, against any liability asserted against him or her and incurred in any such capacity, or arising out of his  or  her  status  as  such, whether or not the

Corporation would have the power  to indemnify the person against such liability under the provisions of this Article EIGHTH or the

GCL.



             F.    Other  Agreements.      Without  limiting  the

generality of  the  foregoing,  the  Corporation  shall  have the express authority to  enter  into  such  agreements  as the Board deems appropriate for the  indemnification  of former, present or

future  directors,  officers,   employees   and   agents  of  the

Corporation in connection with  their  service  to or status with the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.



         NINTH:    Compromise   Arrangements.         Whenever  a

compromise or arrangement  is  proposed  between this Corporation and its  creditors  or  any  class  of  them  and/or between this

Corporation and its stockholders or  any class of them, any court or equitable jurisdiction within  the  State  of Delaware may, on the application in a summary  way  of  this Corporation or of any creditor or stockholder  thereof  or  on  the  application of any receiver or receivers  appointed  for  this Corporation under the provisions of Section 291 of Title  8  of the Delaware Code or on

the application of trustees in  dissolution or of any receiver or receivers appointed for this  Corporation under the provisions of

Section 279 of Title 8  of  the  Delaware Code order a meeting of the creditors or class  of  creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be,

to be summoned in such a manner  as the said court directs.  If a majority in number  representing  three-fourths  in  value of the creditors or class of  creditors,  and/or  of the stockholders or class of stockholders this Corporation, as the case may be, agree to any compromise  or  arrangement  and  to any reorganization of

this  Corporation  as  a   consequence   of  such  compromise  or

arrangement, the  said  compromise  or  arrangement  and the said reorganization shall, if sanctioned  by  the  court to which said application has been made, be  binding on all of the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.



         TENTH:    Amendments  of  Certificate  of Incorporation.

The Corporation reserves  the  right  to  amend, alter, change or repeal any  provision  contained  in  this  Amended  and Restated

Certificate of  Incorporation,  in  the  manner  now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject  to this reservation.  Notwithstanding the foregoing or any other provision of this Restated Certificate

of  Incorporation  or   the   Bylaws   of   the  Corporation  and

notwithstanding the  fact  that  some  lesser  percentage  may be specified by law, the provisions  set forth in this Article TENTH and in Articles SEVENTH and  EIGHTH  hereof, may not be repealed,

rescinded, altered  or  amended  in  any  respect,  and  no other provision or provisions  may  be  adopted  which impair(s) in any respect the operation or effect  of any such provision, except by the affirmative vote  of  the  holders  of  not  less than eighty percent (80%) of the  voting  power  of all outstanding shares of

Voting Stock regardless of class  and voting together as a single

voting  class,  and,  where  such   actions  is  proposed  by  an

Interested Stockholder  (as  such  capitalized  terms are defined below), the affirmative vote of the  holders of a majority of the voting power of  all  then  outstanding  shares  of Voting Stock,

regardless of class and voting together as a single voting class,

other  than  shares  held  by  the  Interested  Stockholder which proposed (or the Affiliate  or  Associate of which proposed) such action, or any Affiliate or Associate of such Interested

  Stockholder;  provided,  however,  that  where  such  action is approved by a majority of the Disinterested Directors (as defined below), the affirmative vote of a majority of the voting power of all outstanding shares of  Voting  Stock, regardless of class and voting class, shall be required for approval of such action.



         ELEVENTH: Certain  Definitions.      As   used  in  this

Certificate of  Incorporation,  the  following  capitalized terms shall have the following meanings:



             A.    "Affiliate"  or  "Associate"  shall  have  the

respective meanings ascribed to such  terms  in Rule 12b-2 of the

General Rules and Regulations  under  the Securities Exchange Act of 1944, as in effect on January 1, 1990.



             B.    A person shall be  a "beneficial owner" of any

Voting Stock:

         (i)       which such person or  any of its Affiliates or

Associates beneficially owns, directly or indirectly; or

         (ii)      which such person or  any of its Affiliates or

Associates has (a) the  right  to  acquire (whether such right is exercisable immediately  or  only  after  the  passage  of time),

pursuant to an  agreement,  arrangement  or understanding or upon the exercise of conversion  rights,  exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for  purchase;  or  (b) the right to vote

pursuant  to   any   agreement,   arrangement  or  understanding;

provided,  however,  that  a  person  shall  not  be  deemed  the beneficial owner of any security if the agreement, arrangement or understanding to vote  such  security  (aa)  arises solely from a revocable proxy or consent solicitation  made pursuant to, and in accordance with, the Securities Exchange  Act of 1944, as amended

(the "Exchange Act")  and  (bb)  is  not  also then reportable on

Schedule 13D under the Exchange Act (or a comparable or successor report); or

         (iii)     which  is  beneficially   owned,  directly  or

indirectly, by any other person with  which such person or any of its Affiliates or  Associates  has  any agreement, arrangement or understanding  for  the  purpose  of  acquiring,  holding  voting

(except to the extent  permitted  by  the proviso of subsection B

(ii) of Article TENTH above) or disposing of any shares of Voting

Stock.



             C.    A "Disinterested  Director"  is  any member of

the Board who is not an Interested Stockholder or an Affiliate or

Associate of any  Interested  Stockholder  and  either  (i) was a member of  the  Board  immediately  prior  to  the  time that the

Interested Stockholder became an  Interested Stockholder, or (ii)

was elected or nominated to  succeed a Disinterested Director, or to join the Board  of  Directors  by  a majority of Disinterested

Directors then on the Board.

             D.    "Interested Stockholder" shall mean any person

(other than the Corporation, any  corporation of which a majority

of  each  class  of   equity   security  is  owned,  directly  or

indirectly, by the Corporation  (a "subsidiary"), or any employee benefit plan or employee  stock  plan  of  the Corporation or any

subsidiary,  or  any  person   or  entity  organized,  appointed,

established or holding Voting Stock  for or pursuant to the terms of any such plan) who or which:

             (i)   is   the   beneficial   owner,   directly   or

         indirectly, or more than 10%  of the voting power of the

         outstanding Voting Stock; or

             (ii)  is an Affiliate of this Corporation and at any

         time within the two-year period immediately prior to the

         date in question was  the  beneficial owner, directly or

         indirectly, of 10% or  more  of  the voting power of the

         then outstanding Voting Stock; or

             (iii) is an assignee  of  or has otherwise succeeded

         to any shares of  Voting  Stock  which  were at any time

         within the two-year period immediately prior to the date

         in  question  beneficially   owned   by  any  Interested

         Stockholder,   if  such  assignment  or succession shall

         have occurred in the  course  of a transaction or series

         of transactions not  involving  a public offering within

         the meaning of the Securities Act of 1933, as amended.

For the purposes of determining whether a person is an Interested

Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which such person is deemed to be a beneficial owner, but  shall not include any other shares of Voting Stock which may  be issuable pursuant to any agreement,

arrangement or  understanding,  or  upon  exercise  of conversion rights, warrants or options, or otherwise.



         E.  A  "person"   shall   mean   any  individual,  firm,

corporation or other entity.

                    CERTIFICATE OF CORRECTION

                 CERTIFICATE OF CORRECTION FILED
                TO CORRECT A CERTAIN ERROR IN THE
            RESTATED CERTIFICATE OF INCORPORATION OF
                   MAXICARE HEALTH PLANS, INC.
             FILED IN THE OFFICE OF THE SECRETARY OF
              STATE OF DELAWARE ON DECEMBER 5, 1990


         Maxicare Health Plans, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is Maxicare Health Plans, Inc. The corporation was originally incorporated under the name of Greatwest Hospitals, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 5, 1981.

         2. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 5, 1990, and said Restated Certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

         3.    The  inaccuracy   or   defect   of  said  Restated
Certificate to be corrected is as follows:


         The number "1991" contained in the seventh, tenth and twelfth lines of subsection B.(i) of Article Fifth of the Restated Certificate should be deleted and the number "1990" should be inserted in lieu thereof.

         4. As corrected, said Article Fifth shall read in its entirety as follows:

         "FIFTH:       Board of Directors.

         A. Number of Directors. The number of directors which shall constitute the board of directors of the Corporation (the "Board") shall be fixed in accordance with the Bylaws of the Corporation.

         B.     Classification of Board.

                       (i)  The Board shall  be divided into
                three classes, Class I, Class II and Class

III. Each class shall have as nearly equal in number of directors as possible, with the term of office of the directors of one class expiring each year; provided however, that the directors initially serving to Class I shall serve a term ending on the date of the annual meeting next following the end of the calendar year 1990, the directors initially serving in Class II shall serve a term ending on the date of the second annual meeting next following the end of the calendar year 1990, and the directors initially serving in Class III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1990. Except as specified in Section C of this Article FIFTH, below, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which the class of directors of which such director is a member was elected. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                       (ii)    Upon   any   change   in  the
                authorized number  of  directors,  the Board
                shall    apportion    any    newly   created
                directorships to,  or  reduce  the number of
                directorships in, such  class  or classes as
                shall,  so  far  as  possible,  equalize the
                number  of  directors  in  each  class.   If
                consistent  with  the  rule  that  the three
                classes  of  directors  shall  be  as nearly
                equal in  number  of  directors as possible,
                the   Board    shall    allocate   any   new
                directorships to the available class whose term of office is due to expire at the earliest date following such allocation.

                       (iii) Notwithstanding  any  provision
                of this  Section  B  of  this Article FIFTH,
                each  director  shall   serve   for  a  term
                continuing until the annual meeting of the stockholders at which the term of the class to which he was elected expires and until his successor is elected and qualified or until his earlier death, resignation or removal.

         C. Vacancies on Board. Any vacancies occurring in the Board for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board, acting by a majority of the directors then in office, although less than a quorum or by the stockholders, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

         D. Removal of Directors. A director may be removed by the holders of a majority of the shares then entitled to vote at an election of directors, but only for cause. Except as may otherwise be provided by law, such cause for removal shall exist only if the director has been (i) convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (ii) adjudged by a court of competent jurisdiction to be liable for
                gross  negligence   or   misconduct  in  the
                performance of his  duty  to the Corporation
                in a manner of substantial importance to the
                Corporation,  and  such  adjudication  is no
                longer subject  to  direct  appeal, or (iii)
                adjudged   by    a    court   of   competent
                jurisdiction to be an incompetent, with the appointment of a guardian to administer the director's affairs, and such adjudication is no longer subject to direct appeal."


         IN WITNESS WHEREOF, said Maxicare Health Plans, Inc. has caused this Certificate to be signed on its behalf by Peter J. Ratican, its Chairman of the Board of Directors, Chief Executive Officer and President, and attested to by Alan D. Bloom, its Secretary, this 15th day of May, 1991.

                            MAXICARE HEALTH PLANS, INC.



                            By: /s/  Peter J. Ratican
                               Peter J. Ratican, Chairman
                               of the Board of Directors,
                               Chief Executive Officer and
                               President


ATTESTED:



By: /s/  Alan D. Bloom
   Alan D. Bloom
   Secretary

               CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
                    HEALTHAMERICA CORPORATION
                              INTO
                   MAXICARE HEALTH PLANS, INC.
                             * * * *

         MAXICARE HEALTH PLANS, INC., a corporation organized and existing under the laws of Delaware.

         DOES HEREBY CERTIFY:

         FIRST:      That this  corporation  was  incorporated on
the 5th day of January, 1981, pursuant to the General Corporation
Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of HEALTHAMERICA CORPORATION, a corporation incorporated on the 1st day of October, 1980, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, adopted and filed with the minutes of the Board on the 5th day of December, 1990, determined to and did merge into itself said HEALTHAMERICA CORPORATION.

         RESOLVED, that MAXICARE HEALTH PLANS, INC. merge, and it hereby does merge into itself said HEALTHAMERICA CORPORATION, and assumes all of its obligations; and

         FURTHER RESOLVED, that the merger shall be effective on December 31, 1990 for accounting purposes only.

         FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said HEALTHAMERICA CORPORATION, and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of MAXICARE HEALTH PLANS, INC. at any time prior to the date of filing the merger with the Secretary of State.

         IT WITNESS WHEREOF, said MAXICARE HEALTH PLANS, INC. has caused this Certificate to be signed by Peter Ratican, its

President and attested by Alan Bloom its Secretary, this 4th day of November, 1991.



                                    MAXICARE HEALTH PLANS, INC.


                                    BY   /s/  Peter Ratican
                                       Peter Ratican, President


ATTEST:


By   /s/  Alan Bloom
   Alan Bloom, Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
                   MAXICARE HEALTH PLANS, INC.




         Maxicare Health Plans, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

         1. That at a meeting of the Board of Directors of Maxicare Health Plans, Inc., resolutions were adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment approved the amendment of the Restated Certificate of Incorporation of the Corporation by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read in its entirety as follows:

         "FOURTH:    CAPITAL STOCK.

         A. Authorized Capital Stock. The Corporation is authorized to issue two classes of shares to be designated Common Stock and Preferred Stock, respectively. The Corporation is authorized to issue 40,000,000 shares of Common Stock, par value $.01 and 5,000,000 shares of Preferred Stock, par value $.01, which shall be issued from time to time in series, and of which 2,500,000 shares shall be designated as Series A Cumulative Convertible Preferred Stock (the "Series A Stock"). The rights, preferences, privileges and restrictions of the Series A Stock and of the respective holders thereof shall be as set forth in this Article Fourth. Except with respect to the shares of its Preferred Stock designated as Series A Stock, the Board of Directors of the Corporation (the "Board of Directors") is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any series of Preferred Stock with respect to any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

         B.    Voting Rights.

               (1) Common Shares. Each holder of Common Stock shall be entitled to one vote in respect of each share of such stock held by such holder of record.

               (2) Series A Stock. Except as may be otherwise provided in these terms of the Series A Stock or by law, the Series A Stock shall vote together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) on all actions submitted to a vote for, or consent by, the holders of the Common Stock. Each holder of Series A Stock shall be entitled to such number of votes in respect of such stock as shall equal the number of shares of Common Stock into which the shares of Series A Stock held by such holder of record are then convertible.

               (3) Required Vote for Changes to Series A Stock Rights. So long as any shares of Series A Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with or into any other corporation, without the affirmative vote at a meeting, or the written consent with or without a meeting, of the holders of at least sixty-six and two-thirds percent (66-2/3%) in number of shares of the Series A Stock then outstanding, (i) create or issue, or increase the authorized number of, shares of any class or classes or series of stock ranking prior to the Series A Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation (including this Article Fourth) so as to affect adversely the preferences, special rights or powers of the
               Series A Stock, or (iii) authorize any reclassification of the Series A Stock.

         C.    Dividends.

               (1) Series A Stock Preference. The holders of the Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors, and out of funds of the Corporation legally available therefor, annual dividends of $2.25 per share (the "Dividend Rate"), payable in cash, in quarterly installments commencing on the first Dividend Date (as defined below) after the date of initial issuance of the Series A Stock, but in no event earlier than June 30, 1992, and continuing quarterly thereafter on the last day of each March, June September and December (each a "Dividend Date") on which any shares of Series A Stock are outstanding. Such dividends shall be payable to holders of record of Series A Stock as they appear on the stock books of the Corporation on such record date, not more than sixty (60) days nor less than ten (10) days preceding the Dividend Date, as shall be fixed by the Board of Directors therefor. Such dividends on the Series A Stock shall accrue from day to day, whether or not earned or declared, and shall be cumulative from the date of initial issuance of the shares of Series A Stock (the "Original Issue Date") so that if such dividends in respect of any previous quarterly dividend period at said Dividend Rate shall not have been paid on, or declared and set apart for all shares of, Series A Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for payment on, each outstanding share of Series A Stock before the Corporation declares or pays any dividend on, makes any distribution to holders of, or repurchases or otherwise acquires for value shares of Common Stock or any other stock of the Corporation ranking junior to the Series A Stock. Dividends on Series A Stock payable for any partial dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest.

               (2) Partial Payment of Series A Stock Dividend. If the Board of Directors shall declare a payment of a dividend and the amount declared for dividend payment is insufficient to permit the payment of the full preferential amounts required to be paid to the holders of Series A Stock, then the entire amount declared for dividend payment shall be distributed ratably among the holders of the Series A Stock.

         D.    Liquidation.

               (1)   Series A Stock  Preference.    The shares of
               Series A Stock shall rank prior to the shares of

Common Stock and any other class of stock of the Corporation ranking junior to the Series A Stock upon liquidation, including any other series of Preferred Stock (such Common Stock and other stock collectively referred to hereinafter as "Junior Liquidation Stock"), so that upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Stock then outstanding shall first be entitled, before any distribution or payment is made upon any Junior Liquidation Stock, to be paid out of the assets of the
Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to $25.00 per share plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared) and any other dividends declared but unpaid thereon, computed to the date fixed for distribution thereof. Such amount payable with respect to each share of Series A Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Stock being sometimes referred to as the "Liquidation Preference Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Stock shall be insufficient to permit payment in full to the holders of Series A Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so dis-tributed shall be distributed ratably among the holders of Series A Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Stock shall have been paid in full the Liquidation Preference Payments, the holders of Series A Stock will not be entitled to any further participation in any distribution of assets by the Corporation and the remaining net assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of Junior Liquidation Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by the Corporation by facsimile, personal delivery or overnight courier and confirmed by registered or certified mail (return receipt requested), or by first class mail (postage prepaid) not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Stock, such notice to be addressed to each holder at such holder's address as shown by the records of the Corporation.

               (2) Consolidation or Merger. A consolidation, merger or other business combination of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), a sale, transfer or other conveyance by the Corporation of all or substantially  all  of  its  assets,  or  a  sale,
               transfer or other conveyance of all or substantially all of the outstanding Common Stock in any transaction or related series of transactions shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section D.

         E. Optional Redemption. At the option of the Corporation, the Corporation may, from time to time following the third anniversary of the Original Issue Date, redeem from each holder of shares of Series A Stock all or a pro rata portion of the shares of Series A Stock held by such holder pursuant to the following terms:

               (1) Redemption Price and Payment. The Series A Stock to be redeemed shall be redeemed by paying in cash therefor an amount equal to $25.00 per share plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared) and any other dividends declared but unpaid thereon (the "Optional Redemption Price"), computed to the date set for redemption by the Corporation (the "Optional Redemption Date"). Such payment shall be made in full on the Optional Redemption Date to the holders entitled thereto.

               (2) Redemption While Dividends Unpaid. If full cumulative dividends on the Series A Stock have not been paid through the most recent Dividend Date, the Series A Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Stock.

               (3)   Redemption Mechanics.

                     (a)   At least 20 but  not more than 30 days
               prior to the Optional Redemption Date, written notice (the "Optional Redemption Notice") shall be given by the Corporation by facsimile, personal delivery or overnight courier and confirmed by registered or certified mail (return receipt requested) or by first class mail (postage prepaid) to each holder of record (at the close of business on the business day next preceding the day on which the Optional Redemption Notice is given) of Series A Stock notifying such holder of the redemption and specifying the amount of the Optional Redemption Price, the Optional Redemption Date, the place where the Optional Redemption Price shall be payable and the number of shares of such holder's Series A Stock to be redeemed, if any. The Optional Redemption Notice shall be addressed to each holder at such holder's address as shown by the records of the Corporation.

                     (b)   If an  Optional  Redemption Notice has
               been given pursuant to this Section E and if, on or before the Optional Redemption Date, the funds necessary for the redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for those shares have not been surrendered for cancellation, on the Optional Redemption Date, unless the Corporation subsequently shall default in making, be restrained from making by a court or other governmental order or decree, or otherwise fail to make timely payment of the Optional Redemption Price on such shares (in which case this Section E(3)(b) shall be of no effect as to any shares not timely redeemed), dividends shall cease to accrue on the shares of Series A Stock to be redeemed, and from and after the close of business on the Optional Redemption Date the holders of those shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof, and shall have no voting or other rights with respect to the shares, except the right to receive the Optional Redemption Price upon surrender (and endorsement, if required by the Corporation) of their certificates, and such shares shall not thereafter be transferred on the books of the

Corporation or be deemed to be outstanding for any purpose whatsoever.

                     (c)   If on or before an Optional Redemption
               Date (but no later than the close of business on the day prior to the Optional Redemption Date) the Corporation shall deposit, in a trust fund, with any bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $250,000,000 (the "Optional Redemption Agent") moneys sufficient to redeem on the Optional Redemption Date the shares of Series A Stock to be redeemed, with irrevocable instructions and authority to Optional Redemption Agent, on behalf and at the expense of the Corporation, to pay, on the Optional Redemption Date or prior to that date, the full amount of the consideration (consisting of the Optional
               Redemption Price) payable to the holders of the Series A Stock upon the redemption, upon surrender (and endorsement, if required by the Corporation ) of their certificates, then, from and after the close of business on the date of such deposit (although prior to the Optional Redemption Date) (the "Deposit Date"), unless the Corporation shall subsequently default in making, be restrained from making by a court or other governmental order or decree, or otherwise fail to make, or the Optional Redemption Agent is restrained in connection with legal proceedings in which the Corporation is a party from making, timely payment of the Optional Redemption Price on such shares (in which case this Section E(3)(c) shall be of no effect as to any shares not timely redeemed), the deposit shall be deemed to constitute full and final payment for the shares of Series A Stock to be redeemed to the holders thereof and, notwithstanding that any certificates for those share have not been surrendered for cancellation, on the Optional Redemption Date dividends shall cease to accrue on the shares of Series A Stock to be redeemed, and at the close of business on the Deposit Date the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the shares, except the right to receive the Optional Redemption Price, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

               (4) Election to Convert in Lieu of Redemption. Notwithstanding the foregoing, if an Optional Redemption Notice shall have been given pursuant to this Section E and any holder of shares of Series A Stock shall, prior to the close of business on the fifth (5th) day prior to an Optional Redemption Date, give written notice to the Corporation of and otherwise comply with the procedure required pursuant to Section G below for the conversion of any or all of the shares held by the holder, then the redemption shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section G below; provided, however, that if the Corporation shall default in making, be restrained from making by a court or other governmental order or decree, or otherwise fail to make, or the Optional Redemption Agent, if any, is restrained in connection with legal proceedings in which the Corporation is a party from making, timely payment of the Optional Redemption Price, any notice of conversion that was given to the Corporation subsequent to the date of such Optional Redemption Notice may, at the option of the holder who gave such conversion notice, be revoked and be of no effect and the Corporation shall return to such holder all certificates representing shares of Series A Stock which were converted by such holder's revoked conversion notice upon the holder's surrender of all certificates, if any, representing Common Stock issued to such holder as a result of the conversion.

               (5) Reversion of Redemption Funds. Subject to applicable escheat laws, any moneys necessary for redemption set aside or deposited by the Corporation and unclaimed at the end of two years from the Optional Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption but not surrendered shall look only to the general funds of the Corporation for payment of the amounts payable upon such redemption. Any interest accrued on funds so set aside or deposited shall belong to the Corporation and shall be paid to it from time to time. Any funds which have been deposited by the Corporation, or on its behalf, with a redemption agent or segregated and held in trust by the Corporation for the redemption of shares converted into Common Stock on or prior to the date fixed for such redemption shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section G(3) below) immediately upon such conversion be returned to the Corporation, or if then held in trust by the Corporation, shall be discharged from such trust.

         F.    Redemption by the Holder.

               (1) Share Acquisition or Business Combination. In the event that (i) any "person" (as defined in
               Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of all or substantially all of the Common Stock (a "Share Acquisition"), or (ii) the Corporation is a party to the sale of all or substantially all of its assets (a "Sale"), or
               (iii) the Corporation is a party to a combination, merger or consolidation in which the holders of the Corporation's outstanding Series A Stock immediately prior to the transaction do not immediately thereafter (x) if the Corporation is the surviving entity, continue to hold such shares, without material change in the rights preferences or priorities accorded thereto, or (y) if the Corporation is not the surviving entity, receive in exchange for such shares preferred stock in the surviving entity of substantially equivalent rights, preferences and priorities (a "Business Combination"), then each holder of Series A Stock, subject to the conditions set forth in this Section F, shall have the option to require the Corporation to redeem all of the shares of Series A Stock owned by such holder for an amount equal to $25.00 per share, plus, in the case of each share, an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared) and any other dividends, declared but unpaid thereon, computed to the date fixed for redemption (such amount is hereinafter referred to as the "Holder Redemption Price"). For the purposes of this Section F, any of the events described in clauses (i), (ii) and (iii) of this Subsection F(1) is a "Change of Control".

               (2)   Holder Redemption Mechanics.

                     (a)   Within five days after the Corporation
               has knowledge that Share Acquisition has occurred, or no later than 50 days prior to the effective date of a Sale or Business Combination, as applicable, the Corporation shall send to each holder of Series A Stock (at such holder's address as shown by the records of the Corporation) a form of written demand to be used by such holder to exercise the holder's right of redemption (a "Demand Form") and a notice which shall (i) disclose the occurrence of the Change of Control and the right of the holder to require the Corporation to redeem all, but not less than all, of the holder's shares of Series A Stock pursuant to this Subsection F(2) if the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Stock shall so demand, and (ii) state (A) the date fixed for redemption (the "Holder Redemption Date"), the amount of the Holder Redemption Prices and the name and address of any entity authorized by the Corporation to pay any amounts payable upon redemption (the "Paying Agent"), (B) that no shares of Series A Stock will be redeemed unless the holders of at least seventy-five percent (75%) of the then outstanding Series A Stock elect to have their shares redeemed, (C) that the shares of Series A Stock to be redeemed must be surrendered to the Paying Agent, if any, or to the Corporation to receive the Holder Redemption Price, and (D) the date by which the holder must notify the Corporation if such holder elects to require the Corporation to make the redemption (the "Demand Form Due Date") which date shall be no later than the close of business on the date that is 30 days from the date the notice of the Change of Control and form Demand Form is given to holders of Series A Stock pursuant to this Subsection F(2). For the purposes hereof, the Holder Redemption Date shall be a date which is no later than 55 days after the Corporation has knowledge that a Share Acquisition has occurred, or the day immediately prior to the effective date of a Sale or Business Combination, as applicable.

                     (b)   By the close  of  business  on the day
               prior to the Holder Redemption Date, the Corporation shall deposit with the Paying Agent, if any, or set aside, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Stock subject to redemption, funds sufficient to redeem on the Holder Redemption Date all of the shares of Series A Stock outstanding on the date of the delivery of the notice referred to above.

                     (c)   Each holder  of  Series  A Stock which
               elects to require the Corporation to redeem on the Holder Redemption Date all of the shares of Series A Stock that such holder owns shall deliver to the Corporation by the Demand Form Due Date a completed Demand Form relating to the shares of Series A Stock to be redeemed. In the event that, and only in the event that, the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Stock shall have so elected to redeem their shares, the Corporation shall (i) within five (5) days after the Demand Form Due Date, give to each holder of Series A Stock (at such holder's address as shown by the records of the Corporation) a notice stating that a redemption has been requested by holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Stock and providing other instructions regarding the manner and procedure for surrendering the Series A Stock share certificates to be redeemed and receiving the Holder Redemption Price therefor, and (ii) at the close of business on the Holder Redemption Date, redeem at the Holder Redemption Price each of the shares of Series A Stock for which a completed Demand Form has been delivered to the Corporation by the holder of such shares for redemption pursuant to this Subsection F(2). Notwithstanding that any certificate of holders of Series A Stock who have delivered to the Corporation a Demand Form has not been surrendered for redemption, (unless the Corporation shall subsequently default in making, be restrained from making by a court or other governmental order or decree, or otherwise fail to make, or the Paying Agent is restrained in connection with legal proceedings in which the Corporation is party from making, timely payment of the Holder Redemption Price on such shares surrendered, in which case this sentence shall be of no effect as to any shares not timely redeemed) on the Holder Redemption Date pursuant to this Subsection F(2), all dividends shall cease to accrue on such shares of Series A Stock to be redeemed, and at the close of business on the Holder Redemption Date the holders who have delivered to the Corporation a Demand Form shall cease to be stockholders with respect to the shares they hold and shall have no interest in or claims against the Corporation by virtue thereof except the right to receive the Holder Redemption Price, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of such holders' Series A Stock share certificates. Following payment of the Holder Redemption Price for all shares of Series A Stock required to be redeemed pursuant to this Subsection F(2), if any, or if any moneys necessary for the redemption remain deposited or set aside and unclaimed on the second anniversary of the corresponding Holder Redemption Date, or if the Corporation determines for any reason that the contemplated Change of Control will not occur, all funds remaining from the amounts previously deposited with the Paying Agent, if any, or set aside by the Corporation, and all interest earned thereon, shall belong and be immediately released to the Corporation as part of its general funds. If any certificates relating to shares of Series A Stock shall be surrendered to the Paying Agent, if any, or the Corporation in connection with a redemption required to be made under this Subsection F(2) and for any reason whatsoever the relevant Sale or Business Combination does not become effective, then the Corporation shall, or shall cause the Paying Agent, if any, to return the certificates promptly to their respective original holders.

                     (d)   For the  purposes  of  this Subsection
               F(2), any notice required to be given or sent by the Corporation to the holders of Series A Stock shall be given or sent by facsimile, personal delivery or overnight courier and confirmed by registered or certified mail (return receipt requested), or by first class mail (postage prepaid).

               (3) Election for Holder Redemption. An election by a holder of Series A Stock to have the Corporation redeem the shares of Series A Stock pursuant to Subsection F(2) above shall become irrevocable by the holder at the close of business on the relevant Holder Redemption Date; provided, however, that if the required number of holders of Series A Stock do not elect as of the Demand Form Due Date to have shares redeemed pursuant to this Section F and maintain such elections in force through the close of business on the Holder Redemption Date, then all such elections shall be deemed cancelled.

               (4) Provisions for Holder Redemption. The Corporation shall not complete any Sale or Business Combination unless proper provision has been made to satisfy its obligations under this Section F.

         G. Conversion. The holders of the Series A Stock shall have conversion rights as follows:

               (1)   Right to Convert.

                     (a)   Each share of Series  A Stock shall be
               convertible into Common Stock, at the option of the holder thereof, without payment of additional consideration by such holder except as otherwise provided herein, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to an Optional Redemption Date, if any, as may have been fixed in any Optional Redemption Notice, at the office of the Corporation or any transfer agent for the Series A Stock, at the initial conversion rate of 2.7548 fully paid and nonassessable shares of Common Stock for each share of Series A Stock (calculated as to each conversion to the nearest one hundredth of a share of Common Stock), subject, however, to the adjustments described in this Section G. (The number of shares of Common Stock into which each share of Series A Stock may be converted is hereinafter referred to as the "Conversion Rate".) In the event of a call for redemption by the Corporation pursuant to Section E hereof, with respect to any shares of Series A Stock which are convertible into Common Stock, the conversion rights shall terminate as to the shares of Series A Stock designated for preceding the Optional Redemption Date, unless default is made in payment of the Optional Redemption Price.

                     (b)   No fractional  shares  of Common Stock
               shall be issued upon conversion of Series A Stock and any fractional interest in a share of Common Stock resulting from a conversion of a share or shares of Series A Stock shall be (i) cancelled if the resulting fractional interest is equal to or less than one-half (1/2) of a share of Common Stock, or (ii) rounded up to the next whole share of Common Stock if the resulting fraction interest is greater than one-half (1/2) of a share of Common Stock. If more than one share of Series A Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon their conversion shall be computed on the basis of the aggregate number of shares of Series A Stock surrendered by such holder for conversion.

               (2) Mechanics of Conversion. Before any holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same, stating therein the number of shares of Series A Stock being converted. The Corporation shall promptly issue and deliver at such office to such holder, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (3) Effect of Conversion on Dividends. The holders of shares of Series A Stock at the close of business on a record date prior to the Dividend Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Date, notwithstanding the conversion of the shares after the dividend payment record date or the Corporation's default in payment of the dividend due on the Dividend Date. Except as provided above, the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series A Stock, whether or not in arrears, on conversion of those shares or for dividends on the shares of Common Stock issued upon the conversion.

               (4)   Adjustments  to   Conversion   Rate.     The
               Conversion Rate shall be subject to adjustment from time to time as follows:

                     (a)   In the  event  the  Corporation at any
               time or from time to time after the Original Issue Date (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, or (ii) effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A Stock, then and in each such event the Conversion Rate in effect immediately prior to such event shall be increased or decreased proportionately so that the holder of any shares of Series A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had the Series A Stock shares been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section

G(4)(a) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution except as provided in Section G(5) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution is not fully paid or made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such corresponding record date and thereafter the Conversion Rate shall be adjusted pursuant to this Subsection G(4)(a) as of the time of actual payment of such dividends or distributions.

                     (b)   In the  event  the  Corporation at any
               time or from time to time after the Original Issue Date shall issue rights, options or warrants
               (other than stock options granted to employees, officers or directors of the Corporation) to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in Subsection G(4)(d) below) of the Common Stock at the date of pricing of the rights, options or warrants, the Conversion Rate in effect immediately prior to the date of pricing of such rights, options or warrants shall be adjusted by multiplying such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of pricing of the rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of pricing of the rights, options or warrants plus the number of shares of Common stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at such date of pricing. The adjustment provided for in this Subsection G(4)(b) shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately after the date of issue, except as provided in  Subsection  G(5) below.  In
               determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common

Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants, the value of such consideration, if other than cash, to be computed at the then fair market value thereof as determined by the Board (whose good faith determination shall be conclusive). If any or all of such rights, options or warrants are not so issued or expire or terminate without having been exercised, the Conversion Rate then in effect shall be appropriately readjusted.

                     (c)   In  the  event  the  Corporation shall
               distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Subsection G(4)(b) above) then, in each such case, the Conversion Rate in effect immediately prior to the date of the distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the record date used in determining distributions in the case of any distribution of stock, evidences of indebtedness or assets, or on the date of pricing in the case of any distribution of rights or warrants, and of which the denominator shall be the Current Market Price of the Common Stock on the applicable record date or pricing date mentioned above less the then fair market value (as determine by the Board, whose good faith determination shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, with respect to one share of Common Stock. Such adjustment shall become effective immediately after the applicable record date or, in the case of rights or warrants, the date of issuance, except as provided in Subsection G(5) below. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Rate then in effect shall be appropriately readjusted.

                     (d)   For  the  purpose  of  any computation
               under Subsections G(4)(b) or G(4)(c) above, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (i) the last reported sale price of the Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ National Market System"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least five of the then preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and ask quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used herein the term "Trading Days" means (x) if the Common Stock is quoted on the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                     (e)   No adjustment  in  the Conversion Rate
               shall be required unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate; provided, however, that any adjustments which by reason of this Subsection G(4)(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section G shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

               (5) Deferred Actions in Event of Adjustment. In any case in which this Section G provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event issuing to the holder of any share of Series A Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment.

               (6) No Impairment. The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section E and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock against impairment.

               (7) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section G, the Corporation, at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Series A Stock (at such holder's address as then shown on the records of the Corporation) and any transfer agent of the Series A Stock a certificate of an executive officer of the Corporation setting forth such adjustment or readjustment and the Conversion Rate in effect after such adjustment or readjustment, and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock.

               (8) Notices of Record Date. In the event of any taking by the Corporation of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive (i) any dividend (other than a cash dividend out of retained earnings) or other distribution, (ii) any other securities, warrants or rights convertible into or entitling the holder thereof to receive shares of Common Stock, (iii) any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or (iv) any other right issued by, or property of, the Corporation (including, without limitation, rights arising in connection with the voluntary or involuntary dissolution, liquidation or winding up of the Corporation), the Corporation shall deliver by facsimile, personal delivery or overnight courier and confirmed by registered or certified mail (return receipt requested), or by first class mail (postage prepaid) to each holder of Series A Stock and to any transfer agent for Series A Stock, at least twenty (20) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right or the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, change of control, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, change of control, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this Subsection G(8).

               (9) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (10) Reorganization or Reclassification. In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of shares of Series A Stock then outstanding shall have the right thereafter to convert the shares of Series A Stock held by the holder (in lieu of receiving the shares of Common Stock immediately theretofore receivable upon conversion of such shares of Series A Stock) into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of the shares of Series A Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

         H. Status of Redeemed or Cancelled Series A Stock. Upon any conversion or redemption of shares of Series A Stock, the shares of Series A Stock so converted or redeemed shall have the status of authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of shares of Series A Stock. The shares of Series A Stock not redeemed pursuant to the provisions of this Article Fourth shall remain outstanding and entitled to all rights and preferences provided herein.

         I.    Miscellaneous Rights and Restrictions of Series A
               Stock.

               (1) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Stock, prior to their delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

               (2) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Stock to be converted and no such issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Stock to be converted shall be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that the tax has been paid.

               (3) The holders of the Series A Stock will not have any preemptive right to subscribe for or purchase any shares or any other securities which may be issued by the Corporation.

               (4) If any right, preference or limitation of the Series A Stock set forth in this Certificate of Incorporation is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Incorporation which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         J.    Non-Voting Common Stock.    This Corporation shall
               not  authorize  or  issue  any  non-voting  Common
               Stock."

               Except as may otherwise be required by law, no other designations, preferences, limitations or relative rights, were established for the benefit of the Series A Stock other than those specifically set forth in the amendment approved by the Board of Directors and in the Restated Certificate of Incorporation.

         2. That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

         3. That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS  WHEREOF,  said  Maxicare Health Plans,
Inc. has caused this certificate  to  be made and signed by Peter
J. Ratican, its President, and attested to by Alan D. Bloom, its Secretary, this 9th day of March, 1992.

                               MAXICARE HEALTH PLANS, INC.


                           By:   /s/  Peter J. Ratican
                                   Peter J. Ratican

ATTEST:


By:    /s/  Alan D. Bloom
    Alan D. Bloom, Secretary

               CERTIFICATE OF OWNERSHIP AND MERGER

                             MERGING

                       HCS COMPUTER, INC.

                              INTO

                   MAXICARE HEALTH PLANS, INC.

                          * * * * * *


            MAXICARE HEALTH PLANS,  INC., a corporation organized

and existing under the laws of Delaware,

            DOES HEREBY CERTIFY:

            FIRST:    That  this  corporation was incorporated on

the 5th day of January, 1981,  pursuant to the Corporation Law of the State of Delaware.

            SECOND:    That  this  corporation  owns  all  of the

outstanding  shares  of  the  stock  of  HCS  COMPUTER,  INC.,  a corporation  incorporated  on  the  14th  day  of  August,  1980,

pursuant to the Corporations Law of the State of California.

            THIRD:     That  this  corporation,  by the following

resolutions of its Board of  Directors, duly adopted at a meeting held on the 30th  day  of  October,  1992,  determined to and did merge into itself said HCS COMPUTER, INC.:


            RESOLVED, that  MAXICARE  HEALTH  PLANS, INC.
            merge, and it hereby does merge into itself said HCS COMPUTER, INC., and assumes all of its obligations; and

            FURTHER RESOLVED, that the merger shall be effective on October 1, 1992 for tax purposes only.

            IN WITNESS WHEREOF, said MAXICARE HEALTH PLANS, INC.,

has caused this certificate  to  be  signed by Peter Ratican, its

President, and attested by  Alan  Bloom, its Secretary, this 30th day of October, 1992.



                                  MAXICARE HEALTH PLANS, INC.



                                  By:  /s/  Peter Ratican
                                     Peter Ratican, President


ATTEST:



By:  /s/  Alan Bloom
   Alan Bloom, Secretary

                   Certificate of Designation
                               of
                    Series B Preferred Stock
                               of
                   Maxicare Health Plans, Inc.

                 (Pursuant to Section 151 of the
                Delaware General Corporation Law)



         Maxicare Health Plans, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on February 24, 1998.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Amendment of Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Series B Preferred Stock, with a par value of $0.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Certificate of Amendment of Restated Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

         Section 1. Designation, Par Value and Amount. The shares of such series shall be designated as "Series B Preferred Stock" (hereinafter referred to as "Series B Preferred Stock"), the shares of such series shall be with par value of $0.01 per share, and the number of shares constituting such series shall be 500,000, provided, however, that, if more than a total of 500,000 shares of Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of February 24, 1998 between the Corporation and American Stock Transfer and Trust Company, as Rights Agent (as amended from time to time) (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 151 of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series B Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Amendment of Restated Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

         Section 2.   Dividends and Distributions.

              (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, commencing after the first issuance of a share or a fraction of a share of Series B Preferred Stock, an amount per share (rounded to the nearest cent) equal to 500 times the aggregate per share amount of all cash dividends, and 500 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared and paid to each share of Common Stock, par value $0.01 per share of the Corporation (the "Common Shares') (other than a dividend payable in shares of Common Stock or a subdivision, or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise). In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

         Section 3.   Voting  Rights.    The  holders  of  shares
of   Preferred   Stock   shall    have   the   following   voting
rights:

              (a)  Except as provided in  paragraph  (c)  of this
              Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 500 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (b) Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (c) Except as set forth herein (or as otherwise required by applicable law), holders of Series B
              Preferred Stock shall have no general or special voting rights.

         Section 4. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Amendment of Restated Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

         Section 5. Liquidation, Dissolution or Winding Up. Subject to the prior and superior rights of holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up, including but not limited to the Common Stock) to the Series B Preferred Stock unless, prior thereto the holders of the Series B Preferred Stock shall have received $100.00 per share (the "Series B Liquidation

Preference"). Following, the full amount of the Series B Liquidation Preference, the holders of Series B Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio for each share of Preferred Stock an amount 500 times the amount distributed for each share of Common Stock.

         Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 500 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In t he event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7.   Redemption.

              (a) The Corporation shall have the right, at any time, in its absolute and sole discretion to redeem all but not less than all of Series B Preferred Stock. The Corporation shall effect each such redemption by giving notice of its election to redeem by at least twenty (20) days advance notice, given by certified or registered mail, to the holder of shares of Series B Preferred Stock at the address appearing in the Corporation's register for the Series B Preferred Stock. The redemption price per share of Series B Preferred Stock shall be 500 shares of Common Stock, subject to the same adjustment as provided for in Section 3(a) hereof.

              (b) The Common Stock shall be paid to the holder of shares of Series B Preferred Stock redeemed within 30 business days of the delivery of the notice of such redemption to such holders; provided, however, that the Corporation shall not be obligated to deliver any portion of such Common

Stock unless either the certificates evidencing the shares of Series B Preferred Stock redeemed are delivered to the
Corporation or its transfer agent for the Series B Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and such transfer agent to indemnify the Corporation and such transfer agent from any loss incurred by it in connection with such certificates.

         Section 8. Ranking. The Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive
Officer and attested by its Secretary as of the 24th day of February, 1998.


       /s/  Peter J. Ratican
Name:    Peter J. Ratican
Title:   Chief Executive Officer

Attest:


       /s/  Alan D. Bloom
Name:   Alan D. Bloom
Title:  Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                   MAXICARE HEALTH PLANS, INC.


         Maxicare Health Plans, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the Sate of Delaware (the "Delaware
Law"), does hereby certify as follows:

         FIRST: That the Board of Directors of the Corporation adopted the following resolutions at a duly noticed meeting of the Board of Directors at which a quorum was present and voting, which resolutions set forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that such amendments be submitted for consideration by the stockholders of the Corporation in accordance with the requirements of the Delaware Law. The resolutions setting forth the proposed amendments are as follows:


         RESOLVED, that, the Board of Directors hereby adopts and recommends to the shareholders of the Corporation for their approval, as advisable, the following amendments to the Corporation's Certificate of Incorporation;

         RESOLVED   FURTHER,   that    Article   FIFTH   of   the
         Corporation's Certificate of Incorporation be amended to delete the existing Section "A" thereof and to replace such Section "A" with the following:

         "A. Number of Directors. From the effective date of this amendment until the conclusion of the Corporation's 1999 Annual Meeting of Stockholders (the "Amendment Termination Date"), the number of directors who shall constitute the board of directors of the Corporation (the "Board") shall be nine (9); thereafter, the number of directors who shall constitute the Board shall be fixed in accordance with the Bylaws of the Corporation.";

         RESOLVED FURTHER, that, a new Article THIRTEENTH be added to the Corporation's Certificate of Incorporation as follows:

              "Article THIRTEENTH: Written Consents and Special
               Meetings of Stockholders.

                   A.   Sunset Provision.  The provisions of this
                        Article THIRTEENTH shall terminate and be
                        of  no   force   and   effect  after  the
                        Amendment Termination Date.

                   B. Written Consents. From the effective date of this amendment until the Amendment Termination Date (the "Written Consent Period"), the stockholders of this Corporation shall not be able to take any action by written consent. During the Written Consent Period, stockholders may only take action at an annual or special meeting of stockholders.

                   C. Special Meetings of Stockholders. During the Written Consent Period, stockholders of this Corporation may not call any special meetings of stockholders and special meetings of stockholders may only be called by the Board as provided for in the Bylaws of this Corporation."

         SECOND: That thereafter, pursuant to resolutions of its Board of Directors, at the Corporation's duly noticed 1998 Annual Meeting of Stockholders, a majority of the outstanding stock entitled to vote thereon, consisting of the Corporation's, $.01 par value per share common stock, voted in favor of the aforementioned amendments to the Corporation's Certificate of Incorporation as required by the Delaware Law.

         THIRD:    That  said  amendments  to  the  Corporation's
Certificate of Incorporation were duly adopted in accordance with the provisions of Section 242 of the Delaware Law.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Peter J. Ratican, its Chief Executive
Officer, and Alan D. Bloom, its Secretary, this 30th day of July,
1998.


                             BY:  /s/ Peter J. Ratican
                                      Peter J. Ratican
                                  Chief Executive Officer



Attest:


     /s/ Alan D. Bloom
      Alan D. Bloom
        Secretary